UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On July 30, 2015, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Ruth Ann M. Gillis and Byron Hall Pollitt, Jr. as directors of the Board.

Ms. Gillis was the Executive Vice President and Chief Administrative Officer of Exelon Corporation until 2014, where she was employed since 1997 in increasingly senior positions.

Mr. Pollitt was the Executive Vice President and Chief Financial Officer of Visa Inc. from 2007 to February 2015. Prior to joining Visa Inc. in 2007, Mr. Pollitt was the Executive Vice President and Chief Financial Officer of Gap Inc. from 2003 to 2007.

The Board has determined that each of Ms. Gillis and Mr. Pollitt is an independent director under the New York Stock Exchange listing standards. In addition, each of Ms. Gillis and Mr. Pollitt qualifies as an outside director under Section 162(m) of the Internal Revenue Code and as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934.

The Board appointed Ms. Gillis to the Compensation and Benefits Committee and the Finance Committee. The Board appointed Mr. Pollitt to the Audit Committee and the Technology, Innovation and Operations Committee.

Ms. Gillis and Mr. Pollitt will receive compensation as non-employee directors as described on page 55 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: August 3, 2015